UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
Amendment no. 2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST FIXTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

3430
(Primary Standard Industrial Classification Code Number)

N/A
(I.R.S. Employer Identification Number)

McKenzie Street 31, Eastend, Bloemfontein, South Africa 9301 775-321-8231
(Address, including zip code, and telephone number, i ncluding area code, of registrant’s principal executive offices)

State Agent & Transfer Syndicate, Inc. 112 North Curry Street, Carson City, Nevada 89703 775 882-1013
(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Common	2,500,000	$.04	$100,000	$12.88

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART I — INFORMATION REQUIRED IN PROSPECTUS

Item 1. Forepart of the Registration Statement and Outside Front Cover Page of Prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The date of this prospectus is ______________, 2014

FIRST FIXTURES, INC.

2,500,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of FIRST FIXTURES, INC. and no public market currently exists for the securities being offered.  We are offering for sale a total of 2,500,000 shares of common stock at a fixed price of $.04 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.  The offering is being conducted on a self-underwritten, best efforts basis, which means our President, sole officer and director, Colin Povall, will attempt to sell the shares.  This Prospectus will permit our President and sole officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Povall will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The shares will be offered at a fixed price of $.04 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.

	Offering Price Per Share	Commissions	Net Proceeds to Company If 100% of shares are sold	Net Proceeds to Company If 75% of shares are sold	Net Proceeds to Company If 50% of shares are sold	Net Proceeds to Company If 25% of shares are sold
Common Stock	$.04	Not Applicable	$92,750	$69,562	$46,375	$23,187
Total	$.04	Not Applicable	$92,750	$69,562	$46,375	$23,187

First Fixtures, Inc. is a development stage company and currently has no operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for First Fixtures, Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such an application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

First Fixtures, Inc. is not a blank check company however First Fixtures, Inc. is a shell company. First Fixtures, Inc. has no plans or intentions to engage in a business combination.

The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to the company.”

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEGINNING ON PAGE 7 BEFORE BUYING ANY SHARES OF FIRST FIXTURES, INC. COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

Table of Contents

Item 3.	Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.	6
SUMMARY INFORMATION		7
RISK FACTORS		7
Item 4.	Use of Proceeds.	16
Item 5.	Determination of Offering Price.	17
Item 6.	Dilution.	17
Item 7.	Selling Security Holders.	20
Item 8.	Plan of Distribution.	20
Item 9.	Description of Securities to be Registered.	21
Item 10.	Interests of Named Experts and Counsel.	23
Item 11.	Information with Respect to the Registrant.	23
AVAILABLE INFORMATION		26
LEGAL PROCEEDINGS		27
FINANCIAL STATEMENTS		28
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS		45
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE		46
DIRECTORS AND EXECUTIVE OFFICERS		46
EXECUTIVE COMPENSATION		47
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		49
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS		50
Item 12A.	DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	50
Item 13.	Other Expenses of Issuance and Distribution.	51
Item 14.	Indemnification of Directors and Officers	51
Item 15.	Recent Sales of Unregistered Securities.	51
Item 16.	Exhibits	52
Item 17.	Undertakings.	53
SIGNATURES		54

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Item 3. Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” AND “OUR” REFERS TO FIRST FIXTURES, INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

Summary Information about FIRST FIXTURES, INC.

FIRST FIXTURES, INC. was incorporated in the State of Nevada as a for-profit Company on February 21, 2014. First Fixtures, Inc. is a development-stage company that intends to be an online shopping mall specializing in bathroom and kitchen fixtures and faucets. The Company’s auditors have issued an opinion that the ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

FIRST FIXTURES, INC. is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company.

Our sole officer and director has not acted as a promoter nor has he had controlling interest in any companies that have filed registration statements with the United States Securities and Exchange Commission.

First Fixtures, Inc. intends to align itself with a leading manufacturer in China that provides cost effective products. We intend to market our products on the Internet. The Company has not yet implemented its business model and to date has generated no revenues.

We are an ‘‘emerging growth company’’ within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.  For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company,(see Risk Factors beginning on page 7).

The company intends to register 2,500,000 shares at $0.04 per share.

The Company’s sole officer and director owns 100% of the outstanding shares of the Company and if all 2,500,000 shares are sold, he will own over 66.67% after this offering is completed. As a result, he will have control of the Company.

The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this prospectus. As of March 31, 2014, the end of our fiscal year, the Company had raised $5,000 through the sale of its common stock. As of March 31, 2014, there was $5,000 of cash on hand. The Company currently has liabilities of $1,822 represented by expenses accrued during its start-up. In addition, the Company anticipates incurring costs associated with this offering totaling approximately $7,250. As of the date of this prospectus, we have generated no revenues from our business operations.

Our business office is located at McKenzie Street 31, Eastend, Bloemfontein, South Africa 9301.  Our telephone number is 775-321-8231 and our fax number is 775-306-8229.

Summary of the Offering by the Company

FIRST FIXTURES, INC. has 5,000,000 shares of common stock issued and outstanding and is registering an additional 2,500,000 shares of common stock for offering to the public. The Company may endeavor to sell all 2,500,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.04 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. FIRST FIXTURES, INC. will receive all proceeds from the sale of the common stock.

Securities being offered by the Company, common stock, par value $0.001	The Company offers 2,500,000 shares of common stock.
Offering price per share by the Company.	A price, if and when the Company sells the shares of common stock, is set at $0.04.
Number of shares outstanding before the offering of common shares.	5,000,000 common shares are currently issued and outstanding.
Number of shares outstanding after the offering of common shares.	In the event that all of the shares being offered in this offering are sold, 7,500,000 common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.
Market for the common shares
There is no public market for the common shares. The price per share is $0.04. FIRST FIXTURES, INC. may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if FIRST FIXTURES, INC. common stock is quoted or granted listing, a market for the common shares may not develop.

Net Proceeds
FIRST FIXTURES, INC. will receive all proceeds from the sale of the common stock. If all 2,500,000 common shares being offered are sold, the total net proceeds to the Company would be $92,750 and the Company intends to use the proceeds from this offering.

Termination of the offering
The offering will conclude 180 days after this registration statement becomes effective with the Securities and Exchange Commission. FIRST FIXTURES, INC. may at its discretion extend the offering for an additional 90 days or such period as the Company deems reasonable (see Plan of Distribution).

Terms of the offering	The Company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. FIRST FIXTURES, INC. has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained herein is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

RISK FACTORS

This offering and any investment in our common stock involve a high degree of risk. You should carefully consider the risks described below and all of the information contained in this registration statement before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The following risks are considered to be all the material risks to an investor regarding investing in the registration statement of First Fixtures, Inc., Inc. Any investment done in our Company should be viewed as a high-risk investment and speculative in nature. Our Company could fail and any investment done in our common stock could result in a complete loss of the invested amount. Please consider all the following risk factors before investing in our common stock.

Auditor’s Going Concern

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF FIRST FIXTURES, INC. TO CONTINUE ITS OPERATIONS AS A GOING CONCERN.

In their audit report dated June 3, 2014 our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to FIRST FIXTURES, INC., we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See “March 31, 2014 Financial Statements - Auditors Report.”

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

Risks Related To Our Financial Condition

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY.

The Company anticipates increases in its operating expenses, without realizing any revenues from its business activities. Within the next 12 months, the Company will have costs related to: (i) General Business Development (ii) Logo design and Website development, (iii) Sales and marketing, (iv) Administrative expenses and (vii) The expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our product will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these costs, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT.

If we are not successful in earning revenues once we have started our planned sales activities, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and we may be unable to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the Company’s ability to attract customers. The Company may be unable to access capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, or that it will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

Risks Related To This Offering

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on February 21, 2014 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

INVESTING IN OUR COMPANY SHOULD BE SEEN AS SPECULATIVE IN NATURE AND HIGHLY RISKY, INVESTOTRS COULD LOSS THEIR ENTIRE INVESTMENT.

Investing in the Company’s offered shares should be viewed as highly risky and more speculative in nature. Investors who cannot afford to lose their entire investment should not purchase our shares. The company intends to implement the business objectives of the Company, as this is only an intention, it should be viewed as speculative in nature. If the Company fails to implement its business objectives you could lose your entire investment. All investors considering investing in our shares should read the entire disclosure and the accompanying exhibits and consult with their investment advisor and/or attorney.

WE ARE AN “EMERGING GROWTH COMPANY” AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies.  We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

The Company will remain an emerging growth company until the occurrence of one of the following:

•	the last date of the fiscal year in which our total revenues exceeds $1 billion;
•	the last day of the fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement;
•	the date on which we have, during the previous three-year period; issued more than $1 billion in non-convertible debt; or the date on which we become a "large accelerated filer.

WE INCUR COSTS ASSOCIATED WITH SEC REPORTING COMPLIANCE, WHICH MAY SIGNIFICANTLY AFFECT OUR FINANCIAL CONDITION.

The Company “will become a reporting issuer” under the Securities Exchange Act of 1934, as amended. Therefore we will incur costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorney's fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

An emerging growth company could be capable of taking advantage of several exceptions, such as:

Say-On-Pay. Section 14A(e) of the Exchange Act has been amended to exempt emerging growth companies from the “say-on-pay”, “say-on-pay frequency” and “say-on-golden parachute” requirements that were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

WE INTEND TO HAVE ONLY ONE SUPPLIER FOR OUR PRODUCTS. OUR ABILITY TO EARN REVENUES COULD BE DISRUPTED IF WE ARE FORCED TO FIND ALTERNATE SUPPLIERS IF ANY OF OUR SUPPLIERS DECIDE THEY NO LONGER DESIRE TO PROVIDE US WITH OUR PRODUCTS.

Our initial products will be supplied by Zhejiang Momali Sanitary Utensils Co., Ltd. These products will be our only potential source of revenue and we do not currently have any other source for these products. We have not entered into a supply agreement with our supplier. We expect to rely on only one supplier for our products for the foreseeable future. In the event that this supplier decides they no longer desire to provide products, we may be forced to locate alternative suppliers. We cannot guarantee that we will be able to obtain our products from alternative suppliers. Failure to obtain alternative sources will disrupt our operations and hinder our ability to generate revenues.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT.

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the Company are also speculative, and it is possible that we could be unable to satisfy them. The Company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS.

The offering price and other terms and conditions regarding the Company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Buyers of our shares pursuant to this offering will pay more for our common stock than the pro rata portions of the assets are worth and as a result, investing in our Company may result in an immediate loss.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have our shares of common stock quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that we will be able to find a market maker who will submit a Form 15c-211 application for us to FINRA, or that our application, if submitted, will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between First Fixtures, Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

THERE IS NO ESTABLISHED MARKET FOR SHARES OF THE COMPANY’S COMMON STOCK, WHICH COULD MAKE MARKETS FOR THESE SHARES EXTREMELY ILLIQUID.

At present, there is no established public market for the Company’s shares. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. Our Company’s common stock may not be followed by securities analysts which may result in our stock being less visible, which in turn could cause increased illiquidity causing our stock price to decline. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

Furthermore, the arbitrary offering price of $0.04 per common share as determined herein is substantially higher than the net tangible book value per share of FIRST FIXTURES, INC. common stock. FIRST FIXTURES, INC. assets do not substantiate a share price of $0.04. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board. Accordingly, you could lose a substantial amount, or all, of your investment.

THE COMPANY’S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, SINCE THE COMPANY HAS 75,000,000 AUTHORIZED COMMON SHARES, DILUTING THE CURRENT SHAREHOLDERS’ EQUITY.

The Company has 75,000,000 common shares, of which only 5,000,000 are currently issued and outstanding and in the event that all of the shares being offered in this offering are sold, only 7,500,000 will be issued and outstanding. The Company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the Company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business. Because the Company does not anticipate paying cash dividends in the foreseeable future which may lower expected returns for investors, and as such our stockholders will not be able to receive a return on their investment unless they sell their shares of common stock.

AS WE MAY BE UNABLE TO CREATE OR SUSTAIN A MARKET FOR THE COMPANY’S SHARES, THEY MAY BE EXTREMELY ILLIQUID.

We intend to apply for quotation on the Over-the-Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, who, generally speaking, must approve the first quotation of a security by a market maker on the OTCBB, nor can there be any assurance that such an application for quotation will be approved. Additionally there is no guarantee a trading market will develop or be sustained. If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and the Company cannot apply directly to be quoted on the NASDAQ Over-The-Counter Bulletin Board (OTC). Additionally, the stock may be quoted or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the Company’s stock. Despite the Company’s best efforts, it may not be able to convince any broker/dealers to act as a market-maker and make quotations on the OTC Bulletin Board.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

In the event that our shares are traded and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY’S SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS.

The Company’s sole officer and director owns 100% of the outstanding shares and regardless of the number of shares sold in this offering Mr. Povall will continue to have control over the Company. As a result, he will be able to choose all of our directors. His interests may differ from those of the other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the Company.

All decisions regarding the management of the Company’s affairs will be made exclusively by him. Purchasers of the offered shares may not participate in the management of the Company and therefore, are dependent upon his management abilities. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that the Company’s sole officer and director will not abuse his discretion in executing the Company’s business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of the Company’s management.

Risks Related to Investing in Our Company

BECAUSE OUR COMPANY IS A SHELL COMPANY THERE ARE RESTRICTIONS IMPOSED UPON THE TRANSFERABILITY OF UNREGISTERED SHARES

FIRST FIXTURES, INC. is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the Company is no longer considered a shell company, as well as restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i). In addition and as a consequence of being a shell company, there will be restrictions on our ability to use registration statements on Form S-8.

OUR SOLE OFFICER AND DIRECTOR IS CURRENTLY A NON-RESIDENT OF THE UNITED STATES. THEREFORE  IT MAY BE DIFFICULT FOR SHAREHOLDERS TO ENFORCE ANY JUDGMENTS AGAINST HIM IN THE UNITED STATES.

Mr. Povall is a citizen and resident of South Africa. In the event that any shareholder action was launched including a suit or judgment or other legal matters there is no assurance that Mr. Poval will be able to appear within the jurisdiction. Additionally, it may be difficult to effect service of process within the United States against Mr. Povall; to enforce any United States Court judgments based on civil liability provisions of the United States federal securities laws against him in the United States; to enforce in a South African Court judgments based on civil liability provisions of the United States federal securities laws; and, to bring an action against Mr. Povall in a South African court based on civil liability provisions of the United States federal securities laws.

BECAUSE THE COMPANY’S PLANNED PRODUCTS WILL BE PURCHASED FROM A SUPPLIER IN CHINA THEY ARE SUBJECT TO FOREIGN CURRENCY FLUCTUATIONS.

We are unaware of any Chinese regulations that would impact the importation of our goods however, foreign currency fluctuations may cause our cost of goods purchased to rise substantially which may have a negative impact on our results of operation which could result in the loss of your entire investment.

BECAUSE THE COMPANY’S MANAGEMENT HAS NO PRIOR EXPERIENCE IN RUNNING A PUBLIC COMPANY, THE COMPANY MAY BE FACED WITH ADDITIONAL COSTS TO MAINTAIN IS REPORTING REQUIREMENTS. SUCH COSTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS

Because the Company’s management has no prior experience in running a public company, the Company may be faced with additional costs to maintain its reporting requirements and as such may be reliant upon external consultants and additional accounting and legal advice. These cost may be significant and such costs may have and adverse affect on our ability to operate and our results of operations.

WE LACK AN OPERATING HISTORY AND THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN SUSPENSION OR END OF OUR OPERATIONS.

We were incorporated on February 21, 2014 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering, our ability to attract customers and to generate revenues through our sales.

BECAUSE WE EXPECT TO INCUR LOSSES IN THE FUTURE, FAILURE TO GENERATE REVENUES WILL CAUSE US TO GO OUT OF BUSINESS AND YOUR ENTIRE INVESTMENT COULD BE LOST

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE, WHICH COULD RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our products; fluctuations in the demand for secure online storage; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions.

If realized, any of these factors could have a material adverse effect on our business, financial condition and operating results, which could result in the complete loss of your investment.

AS THE COMPANY’S SOLE OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES, HE MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE.

Mr. Povall, our sole officer and director, has other business interests and currently devotes approximately 15 hours per week to our operations. Mr. Povall may have to arrange leave from his current occupation to travel to the China for the purpose of securing the supply of our planned products and may not be able to do so at the exact time frame needed and this could cause an interruption to the company’s business. However, he may not be able to devote sufficient time to the management of the Company’s business, which may result in periodic interruptions in implementing the Company’s plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The Company is entirely dependent on the efforts of its sole officer and director. The Company does not have an employment agreement in place with its sole officer and director. His departure or the loss of any other key personnel in the future could have a material adverse effect on the business. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director.

BECAUSE WE DO NOT HAVE INDEPENDENT DIRECTORS, OR SEPARATELY STANDING COMPENSATION OR NOMINATING COMMITTEES, WE CANNOT ASSURE IMPARTIAL DECISION MAKING BY MANAGEMENT

Our board of directors is currently composed of one member, Colin Povall, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The interests of Mr. Povall may not be, at all times, the same as that of our other shareholders.  Mr. Povall’s interests as an executive may, at times be adverse to those of other investors. Where those conflicts exist, our shareholders will be dependent upon Mr. Povall exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as a member of the Company’s Board of Directors.

IN THE CASE IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS.

In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the Company’s creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

BECAUSE THERE IS NO MINIMUM PROCEEDS FROM THIS OFFERING,  THE COMPANY MAY NOT RAISE SUFFICIENT CAPITAL TO IMPLEMENT ITS PLANNED BUSINESS AND YOUR ENTIRE INVESTMENT COULD BE LOST

This offering is being made on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the Company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.

Risks Related to the Company’s Market and Strategy

SINCE WE ARE A NEW COMPANY AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT.

FIRST FIXTURES, INC. is a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on February 21, 2014 and to date have been involved primarily in the creation of our business plan and we have transacted no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate the Company’s planned operating expenses. As such, we face a high risk of business failure, which would result in the loss of your investment.

OUR FAILURE TO GENERATE REVENUE MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

The Company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of other companies offering similar products, the entry of new competitors into the plumbing fixtures industry, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the Company or its competitors. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

BECAUSE WE ARE SMALL AND HAVE LIMITED CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE SUFFICIENT TO ATTRACT ENOUGH CLIENTS AND WE MAY NOT BE ABLE TO ASSUME SIGNIFICANT ADDITIONAL COSTS TO OPERATE PROFITABLY. IF WE DO NOT OPERATE PROFITABLY, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Because we are a small company, with limited capital, we must limit our marketing activities and may not be able to make our products known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. In addition, we may not be able to assume significant additional costs to operate. If we are unable to make any necessary change in the Company structure, do the proper negotiations with the developers or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease them entirely which could result in a total loss of your investment.

IF WE DO NOT HAVE ADEQUATE RESOURCES TO MARKET AND SELL OUR SERVICES AND COMPETE SUCCESSFULLY WITH NUMEROUS COMPANYS THAT OFFER BATHROOM FIXTURES, OUR ABILITY TO ATTRACT CUSTOMERS WILL BE HARMED RESULTING IN REDUCED REVENUES AND INCREASED OPERATING COSTS.

Some of our competitors may have greater access to capital than we do and may use these resources to engage in aggressive advertising and marketing campaigns. The current prevalence of aggressive advertising and promotion may generate pricing pressures to which we must respond. We expect that competition will continue to increase. We might not be able to compete with large company’s if they were to drive prices down for bathroom fixtures.

BECAUSE WE ARE A DEVELOPMENT STAGE COMPANY, WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCTS.

The Company’s growth strategy is substantially dependent upon its ability to market its products successfully to prospective clients. However, its planned products may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the Company’s products to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

BECAUSE THERE ARE MANY SIMILAR PRODUCTS IN THE MARKET, OUR PRODUCTS MAY NOT BE ABLE TO DISTINGUISH THEMSELVES.

There are wide ranges of companies that offer similar products. If we are unable to distinguish our products and attract enough clients, it will affect or business negatively. We may have to suspend or modify our planned product strategy and our planned marketing strategy, which could result in suspending or ceasing operations resulting in a total loss of your investment.

WE CURRENTLY RELY ON ONE SUPPLIER FOR OUR PRODUCTS. OUR ABILITY TO EARN REVENUES COULD BE DISRUPTED IF WE ARE FORCED TO FIND ALTERNATE SUPPLIERS IF ANY OF OUR SUPPLIERS DECIDE THEY NO LONGER DESIRE TO PROVIDE US WITH OUR PRODUCTS.

Our initial products will be supplied by Zhejiang Momali Sanitary Utensils Co., Ltd. These products will be our only potential source of revenue and we do not currently have any other source for these products. We have not entered into a supply agreement with our supplier. We expect to rely on only one supplier for our products for the foreseeable future. In the event that this supplier decides they no longer desire to provide products, we may be forced to locate alternative suppliers. We cannot guarantee that we will be able to obtain our products from alternative suppliers. Failure to obtain alternative sources will disrupt our operations and hinder our ability to generate revenues.

Item 4. Use of Proceeds.

The Company requires that 25% of the shares offered must be sold which is a minimum of $25,000 of gross offering proceeds, to implement its business plan. See Plan of Operations – page 21.

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold

GROSS PROCEEDS FROM THIS OFFERING	$25,000	$50,000	$75,000	$100,000

Less: OFFERING EXPENSES
Legal & Accounting	$5,500	$5,500	$5,500	$5,500
Printing	$250	$250	$250	$250
Transfer Agent	$1,500	$1,500	$1,500	$1,500
TOTAL	$7,250	$7,250	$7,250	$7,250

Less: GENERAL BUSINESS DEVELOPMENT
Initial Inventory	$4,000	$11,350	$20,900	$34,450
Business travel expenses:	$1,000	$5,000	$7,500	$15,000
TOTAL:	$5,000	$16,350	$28,400	$49,450

Less: LOGO DESIGN AND WEBSITE
Logo development:	$0	$5,000	$10,000	$10,000
Website Development	$6,000	$6,000	$8,000	$8,000
TOTAL	$6,000	$11,000	$18,000	$18,000

Less: SALES & MARKETING
Online advertisement	$3,000	$7,000	$10,000	$12,000
Search Engine Optimization	$2,200	$3,600	$4,800	$6,000
TOTAL	$5,200	$10,600	$14,800	$18,000

Less: ADMINISTRATION EXPENSES
Computers, Printers, Fax and Copier	$1,000	$3,000	$4,000	$4,000
Office supplies, Stationery, Telephone	$550	$1,800	$2,550	$3,300
TOTAL	$1,550	$4,800	$6,550	$7,300

TOTALS	$25,000	$50,000	$75,000	$100,000
NET PROCEEDS FROM OFFERING	$97,250	$69,562	$46,375	$23,187

Mr. Povall may be deemed an underwriter within the meaning of section 2(11) of the Securities Act.

Item 5. Determination of Offering Price.

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by FIRST FIXTURES, INC. and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Among the factors considered were:

• our cash requirements;
• the proceeds to be raised by the offering;
• our lack of operating history; and
• the amount of capital to be contributed by purchasers in this Offering in proportion to the amount of stock to be retained by our existing shareholder.

Our common stock is not listed on a public exchange. We intend to apply for quotation on the Over-the-Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, who, generally speaking, must approve the first quotation of a security by a market maker on the OTCBB, nor can there be any assurance that such an application for quotation will be approved. Additionally there is no guarantee a trading market will develop or be sustained.

Item 6. Dilution.

The price of the current offering is fixed at $0.04 per share. This price is significantly greater than the price paid by the Company’s sole officer and director for common equity since the Company’s inception on February 21, 2014. The Company’s sole officer and director paid $0.001 per share, a difference of $0.039 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders:

Existing Stockholders if all of the Shares are Sold
Price per share	$0.04
Post offering net tangible book value	$95,928
Potential gain to existing shareholders	$100,000
Net tangible book value per share after offering	$0.0128
Increase to present stockholders in net tangible book value per share after offering	$0.0134
Capital contributions by purchasers of shares	$100,000
Capital Contributions by existing stockholders	$5,000
Number of shares outstanding before the offering	5,000,000
Number of shares after offering held by existing stockholders	5,000,000
Existing Stockholders Percentage of ownership after offering	66.67%

Purchasers of Shares in this Offering if all Shares Sold
Price per share	$0.04
Post offering net tangible book value	$95,928
Increase in net tangible book value per share after offering	$0.0122
Dilution per share	$0.0272
Capital contributions by purchasers of shares	$100,000
Capital contributions by existing stock holders	$5,000
Percentage capital contributions by purchasers of shares	95%
Percentage capital contributions by existing stockholders	5%
Anticipated net offering proceeds	$95,928
Number of shares after offering held by public investors	2,500,000
Total shares issued and outstanding	7,500,000
Purchasers of shares percentage of ownership after offering	33.33%
Existing stockholders percentage of owner ship after offering	66.67%

Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$0.04
Post offering net tangible book value	$70,928
Post offering net tangible book value per share	$0.0103
Pre-offering net tangible book value per share	$0.0006
Increase in net tangible book value per share after offering	$0.0110
Dilution per share	$0.0297
Capital contributions by purchasers of shares	$75,000
Capital contributions by existing stock holders	$5,000
Percentage capital contributions by purchasers of shares	94%
Percentage capital contributions by existing stockholders	6%
Anticipated net offering proceeds	$67,750
Number of shares after offering held by public investors	1,875,000
Total shares issued and outstanding	6,875,000
Purchasers of shares percentage of ownership after offering	27%
Existing stockholders percentage of ownership after offering	73%

Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.04
Post offering net tangible book value	$45,928
Post offering net tangible book value per share	$0.0073
Pre-offering net tangible book value per share	$0.0006
Increase in net tangible book value per share after offering	$0.0080
Dilution per share	$0.0327
Capital contributions by purchasers of shares	$50,000
Capital contributions by existing share holders	$5,000
Percentage capital contributions by purchasers of shares	91%
Percentage capital contributions by existing stock holders	9%
Anticipated net offering proceeds	$42,750
Number of shares after offering held by public investors	1,250,000
Total shares issued and outstanding	6,250,000
Purchasers of shares percentage of ownership after offering	20.00%
Existing stockholders percentage of ownership after offering	80.00%

Purchasers of Shares in this Offering if 25% of Shares Sold
Price per share	$0.04
Post offering net tangible book value	$20,928
Post offering net tangible book value per share	$0.0037
Pre-offering net tangible book value per share	$0.0006
Increase in net tangible book value per share after offering	$0.0044
Dilution per share	$0.0363
Capital contributions by purchasers of shares	$25,000
Capital contributions by existing share holders	$5,000
Percentage capital contributions by purchasers of shares	83%
Percentage capital contributions by existing stock holders	17%
Anticipated net offering proceeds	$17,750
Number of shares after offering held by public investors	625,000
Total shares issued and outstanding	5,625,000
Purchasers of shares percentage of ownership after offering	11.11%
Existing stockholders percentage of ownership after offering	88.89%

Item 7.  Selling Security Holders.

N/A

Item 8.  Plan of Distribution.

5,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional 2,500,000 shares of its common stock at the price of $0.04 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

The Company will receive all proceeds from the sale of those shares. The price per share is fixed at $0.04 for the duration of this offering. Although our common stock is not listed on a public exchange, we intend to apply for quotation on the Over-the-Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, who, generally speaking, must approve the first quotation of a security by a market maker on the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.04 for the duration of this offering.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.04 per share

The offering will conclude on the earlier of; (1) when all 2,500,000 shares of common stock have been sold, or (2) 180 days after this registration statement becomes effective with the Securities and Exchange Commission. There is no minimum number of common shares that we have to sell. There are no minimum purchase requirements. FIRST FIXTURES, INC. may at its discretion extend the offering for an additional 90 days or such period as the Company deems reasonable.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which FIRST FIXTURES, INC. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

In connection with the Company’s selling efforts in the offering, Colin Povall our sole officer and director will be selling shares on the Company’s behalf. Our sole officer and director will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Povall is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Povall will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Povall is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Povall will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Povall will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

FIRST FIXTURES, INC. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Regulation M

Our officer and director, Colin Povall, who will offer and sell the shares, offered hereby, is aware that he is required to comply with the provisions of Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Item 9. Description of Securities to be Registered.

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

*	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 66.67% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Though not now, we may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, FIRST FIXTURES, INC. will act as its own transfer agent.

Item 10. Interests of Named Experts and Counsel.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this registration statement have been audited by Sadler, Gibb & Associates LLC, 2455 East Parleys Way, Suite 320, Salt Lake City, UT 84109, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

The law offices of BEFUMO & SHAEFFER, PLLC, 1629K Street, NW Suite 300/ Washington, DC 20006, have rendered an opinion in respect to the validity of shares of common stock offered in this prospectus.

Item 11. Information with Respect to the Registrant.

DESCRIPTION OF BUSINESS

Business Development

On February 21, 2014, Mr. Colin Povall, president and sole director, incorporated the Company in the State of Nevada and established a fiscal year end of March 31. FIRST FIXTURES, INC. is a development-stage company that intends to market and sell kitchen and bathroom fixtures online through its’ intended website. Other than its President, the Company has no employees. We intend to contract with specialists to develop our logo and website, and contract with an Internet advertising and search engine specialist to assist us in development of our planned business.  The Company has currently no arrangements or understandings in place with any specialists to develop our logo, to develop our website and to develop our planned business through Internet advertising and search engines.

FIRST FIXTURES, INC. is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company.

The Company has not yet implemented its business model and to date has generated no revenues. It is the Company’s intention to provide its customers with the quality kitchen and bathroom fixtures. The Company’s target customers will be home builders or home owners that have an interest in home renovations. We intend to deploy current electronic marketing activities like Search Engine Optimization and online advertising. The Company intends to focus its marketing activities in North America.

The Company intends to provide home kitchen & bathroom faucets and faucet handles manufactured by Zhejiang Momali Sanitary Utensils Co., Ltd. specializes in manufacturing spigot, sanitary material, and copper hardware components. FIRST FIXTURES, INC. intends to market our planned products on the Internet. Over the twelve months following the date of this offering, the Company’s business activities and related expenses will be affected by the proceeds from sales of shares in this offering received by the Company as discussed below.

Product Description

Kitchen and bathroom faucets from Zhejiang Momali Sanitary Utensils Co., Ltd. have a broad range of style and finish.  Faucet finish will include oil rubbed bronze, brushed nickel and chrome plating. Tub/shower faucets will include deck mounted, wall mounted and freestanding with hand showers. Bathroom basin taps will include free standing and deck mount basin taps while kitchen faucets will include wall mount and deck mount faucets with hand sprayers.

Competitive Environment

Manufacturers include large companies such as American Standard Brands, Armitage Shanks, Asahi Eito Co., Ltd., Black & Decker Corporation, Price Pfister, Inc., Elkay Manufacturing Company, Friedrich Grohe AG & Co. KG, Ideal Standard, Jacuzzi Whirlpool Bath, Kohler Co., MAAX Corp., Masco Corp., Moen, Inc., Roca UK, Sanitec Corp., Toto Ltd., and Villeroy & Boch. In addition, there are many large retailers of plumbing fixtures like Home Depot, HQ and HQ, Home Depot, and Builder's Square (Builders Square closed its stores and became an online distributor). There are many online resellers of plumbing fixtures including www.kingstonbrass.com, www.eodfaucet.com, www.signaturehardware.com, www.vintagebath.com, www.signofthecrab.com and www.vandykes.com.

Our competitors may have greater access to capital than we do and may use these resources to engage in aggressive advertising and marketing campaigns. The current prevalence of aggressive advertising and promotion may generate pricing pressures to which we must respond. We expect that competition will continue to increase. We might not be able to compete with large company’s if they were to drive prices down for bathroom fixtures.

Property

The Company does not lease, rent or own any property.

Plan of Operation

FIRST FIXTURES, INC. is a development-stage company that intends to market and sell its planned products through its’ intended website. The Company has not yet implemented its business model and to date and has generated no revenues. It is the Company’s intention to provide its customers with the quality kitchen and bathroom fixtures. The Company’s target market will be home builders or home owners that have an interest in home renovations.

Over the 12-month period starting upon the effective date of this registration statement, our company must raise capital to introduce its planned products and start sales. We intend to market our products on the Internet. We have two planned phases to our operations over the next twelve months. The business activities and related expenses in each phase will be affected by the proceeds from sales of shares in this offering received by the Company as discussed below. The Company requires that 25% of the shares offered must be sold which is a minimum of $25,000 of gross offering proceeds, to implement its business plan.

The Company intends to store and make delivery to customers its planned inventory in the United States at fulfillment service providers like Expert Fulfillment, eCommerce Fulfillment or Shipwire. The company has not contracted with any fulfillment service providers.

The first phase of our planed operations will be to secure the services of specialists to develop our logo and website. Estimated cost for logo development is $10,000. Estimated cost for website development is $8,000. In addition, the Company plans to purchase two lap top computers, a printer/fax, a photocopier and the requisite office supply and stationary at an estimated cost of $7,300. The company anticipates the first phase of our planed operations to be completed within 120 days of this offering.  Initial inventory will consist of product numbers M11020-528C Faucet, P25005 Hand Shower, M11300-119 Popular Faucet, Model 126 American Basin Mixer, M11205 Hot Basin Mixer, M12308-124 Unique Gold Faucet, and M92300-119 Rain Shower Mixer. Once the net proceeds from this offering have been determined, the mix of product and related quantities will be decided upon.

For the second phase of our planed operations, we intend to engage the services of an Internet advertising and search engine specialist software at an estimated cost of $6,000 for search engine optimization and an estimated cost of $12,000 for online advertising. The Company intends to enter into a supply agreement with Zhejiang Momali Sanitary Utensils Co., Ltd. and purchase its initial inventory at an estimated cost of $34,450. The company anticipates the second phase of our planned operations to be completed within 240 days of this offering. We anticipate generating revenues within 360 days of this offering.

If the Company sells 25% of the shares offered, the Company intends to scale back its planned Inventory purchase and travel expenses to $4,000 and $1,000 respectively, eliminating the logo development expense and reducing the website development expense to $6,000 and minimize online advertising and search engine optimization expenses to $3,000 and $2,200 respectively and reducing our administrative expense to $1,550 (see Use of Proceeds, Page 16).

If the Company sells 50% of the shares offered, the Company intends to scale back its planned Inventory purchase and travel expenses to $11,350 and $5,000 respectively, reducing the logo development expense to $5,000 and reducing the website development expense to $6,000, Furthermore, the Company will minimize online advertising and search engine optimization expenses to $7,000 and $3,600 respectively and reducing our administrative expense to $4,800 (see Use of Proceeds, Page 16).

If the Company sells 75% of the shares offered, the Company intends to scale back its planned Inventory purchase and travel expenses to $20,900 and $7,500 respectively, increasing the logo development expense to $10,000 and increasing the website development expense to $8,000, Furthermore, the Company will reduce online advertising and search engine optimization expenses to $10,000 and $4,800 respectively and reducing our administrative expense to $4,800 (see Use of Proceeds, Page 16).

Intellectual Property

The Company’s products are in the planning stage. We currently do not have any products and we will not manufacture our intended products. We currently do not have any intellectual property. We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States, Canada, and other jurisdictions. The Company does not anticipate any costs related to duties, tariffs or other restrictions on imports of our planned products.

We intend to aggressively assert our rights, trademark and copyright laws to protect our planned intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our planed intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our planed intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of data storage. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Employees and Employment Agreements

As of the date of this prospectus, First Fixtures, Inc. has no permanent staff other than its sole officer and director, Mr. Colin Povall, who is the President and director of the Company. Mr. Colin Povall has the flexibility to work on FIRST FIXTURES, INC. up to 15 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the Company begins building its Internet website, the Company will hire an independent consultant to build the site.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part there of.

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our registered independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.  Such reports and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15 (d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

FINANCIAL STATEMENTS

FIRST FIXTURES, INC.
 (A Development Stage Company)

FINANCIAL STATEMENTS

March 31, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
First Fixtures, Inc.

We have audited the accompanying balance sheet of First Fixtures, Inc. (“the Company”) as of March 31, 2014 and the related statements of operations, stockholders’ equity and cash flows for the period from February 21, 2014 (date of inception) through March 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of First Fixtures, Inc. as of March 31, 2014, and the results of their operations and cash flows for the period from February 21, 2014 (date of inception) through March 31, 2014, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company will need additional working capital to meet its ongoing obligations and to fund anticipated operating losses, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT
June 3, 2014

 FIRST FIXTURES, INC.
(A Development Stage Company)

BALANCE SHEET

March 31, 2014

ASSETS

CURRENT ASSETS
Cash	$5,000

TOTAL CURRENT ASSETS	$5,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Due to related party	$1,822

TOTAL CURRENT LIABILITIES	1,822

STOCKHOLDERS’ EQUITY
Capital stock Authorized 75,000,000 shares of common stock, $0.001 par value, Issued and outstanding 5,000,000 shares of common stock	5,000
Deficit accumulated during the development stage	(1,822)

TOTAL STOCKHOLDERS’ EQUITY	3,178

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,000

The accompanying notes are an integral part of these financial statements.

FIRST FIXTURES, INC.
(A Development Stage Company)

STATEMENT OF OPERATIONS

From inception (February 21, 2014) to March 31, 2014

REVENUE	$-

EXPENSES
Office and general	$1,822

TOTAL EXPENSES	(1,822)

NET LOSS	(1,822)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)
WEIGHTED AVERAGE NUMBER OF BASIC COMMON SHARES OUTSTANDING – BASIC AND DILUTED	4,102,564

The accompanying notes are an integral part of these financial statements.

FIRST FIXTURES, INC.
(A Development Stage Company)

 STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM FEBRUARY 21, 2014 (INCEPTION) TO MARCH 31, 2014

	Common Stock		Additional Paid-in	ShareSubscription	Deficit Accumulated During the Development
	Number of shares	Amount	Capital	Receivable	Stage	Total

Balance, February 21, 2014 (inception)	-	-	-	-	-	-
Common shares issued for cash – at $0.001 per share, February 28, 2014	5,000,000	$5,000	$-	$-	$-	$5,000

Net loss for the period ended March 31, 2014	-	-	-	-	(1,822)	(1,822)

Balance, March 31, 2014	5,00,000	$5,000	$-	$-	$(1,822)	$3,178

The accompanying notes are an integral part of these financial statements.

FIRST FIXTURES, INC.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

From February 21, 2014 (date of inception) to March 31, 2014

OPERATING ACTIVITIES
Net loss for the period	$(1,822)
Adjustments to reconcile net loss to net cash used in operating activities	-
Changes in operating assets and liabilities	-

NET CASH USED IN OPERATING ACTIVITIES	(1,822)

CASH FLOW FROM INVESTING ACTIVITIES	-

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds on sale of common stock	5,000
Proceeds from related parties	1,822

NET CASH PROVIDED BY FINANCING ACTIVITIES	6,822

NET INCREASE IN CASH	5,000

CASH, BEGINNING	-

CASH, ENDING	$5,000
SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES:
Cash paid during the period for:
Interest	$-

Income taxes	$-

The accompanying notes are an integral part of these financial statements.

FIRST FIXTURES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2014

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

First Fixtures, Inc. was incorporated in the State of Nevada as a for-profit Company on February 21, 2014 and established a fiscal year end of March 31.  The Company is a development-stage Company organized to sell plumbing fixtures over the internet.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $1,822.  As at March 31, 2014, the Company has a working capital of $3,178.  The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses.  The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.  The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. As of March 31, 2014, the Company has issued 5,000,000 founders shares at $0.001 per share for net proceeds of $5,000 to the Company. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders’ equity and cash flows of the Company.  These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Financial Instruments

The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short term maturities.

Loss per Common Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of

FIRST FIXTURES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loss per Common Share (continued)

shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company. As of March 31, 2014, there were no common stock equivalents outstanding.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Stock-based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at March 31, 2014 the Company had not adopted a stock option plan nor had it granted any stock options.  Accordingly no stock-based compensation has been recorded to date.

Development Stage Company

The Company is a development stage company, as defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915. The Company’s planned principal operations have not fully commenced. Organizational and offering costs are, and will be, expensed as and when they are incurred.

Management plans to seek funding from its shareholders and other qualified investors to pursue its business plan.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

FIRST FIXTURES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2014

NOTE 3 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

On February 28, 2014, the Company issued 5,000,000 common shares at $0.001 per share to the sole director and President of the Company for cash proceeds of $5,000.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the period ended March 31, 2014, the Company received cash advances from its CEO of $1,822. The amounts due to the related party are unsecured and non- interest-bearing with no set terms of repayment.

NOTE 5 – INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

March 31, 2014

Net loss before income taxes per financial statements	$(1,822)
Income tax rate	34%
Income tax recovery	(619)
Non-deductible	--
Valuation allowance change	619

Provision for income taxes	$–

The significant components of deferred income tax assets at March 31, 2014, are as follows:

March 31, 2014
Net operating loss carryforward	$619
Valuation allowance	(619)

Net deferred income tax asset	$–

FIRST FIXTURES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2014

NOTE 5 – INCOME TAXES (continued)

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations.  The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of March 31, 2014, the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the year ended March 31, 2014 and no interest or penalties have been accrued as of March 31, 2014. As of March 31, 2014, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The tax years from 2014 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through June 3, 2014, which is the date the financial statements were available to be issued.

FIRST FIXTURES, INC.
CONDENSED FINANCIAL STATEMENTS

June 30, 2014

CONDENSED BALANCE SHEETS	39

CONDENSED STATEMENTS OF OPERATIONS	40

CONDENSED STATEMENTS OF CASH FLOWS	41

NOTES TO CONDENSED FINANCIAL STATEMENTS	42

FIRST FIXTURES, INC.
CONDENSED BALANCE SHEETS

	June 30, 2014	March 31, 2014
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$3,100	$5,000

TOTAL CURRENT ASSETS	$3,100	$5,000

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

CURRENT LIABILITIES
Due to related party	$5,822	$1,822

TOTAL CURRENT LIABILITIES	5,822	1,822

STOCKHOLDERS’ (DEFICIT) EQUITY
Common stock
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
5,000,000 shares of common stock	5,000	5,000
Accumulated deficit	(7,722)	(1,822)

TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(2,722)	3,178

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$3,100	$5,000

The accompanying notes are an integral part of these condensed financial statements.

FIRST FIXTURES, INC.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

Three months ended June 30, 2014
REVENUE	$-

EXPENSES
Office and general	$5,900

TOTAL EXPENSES	(5,900)

NET LOSS	(5,900)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF BASIC COMMON SHARES OUTSTANDING – BASIC AND DILUTED	5,000,000

The accompanying notes are an integral part of these condensed financial statements.

FIRST FIXTURES, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

Three months ended June 30, 2014
OPERATING ACTIVITIES
Net loss for the period	$(5,900)
Adjustments to reconcile net loss to net cash used in operating activities	-
Changes in operating assets and liabilities	-

NET CASH USED IN OPERATING ACTIVITIES	(5,900)

NET CASH USED IN INVESTING ACTIVITIES	-

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds on sale of common stock	-
Proceeds from related parties	4,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	4,000

NET DECREASE IN CASH	(1,900)

CASH, BEGINNING OF PERIOD	5,000

CASH, END OF PERIOD	$3,100

The accompanying notes are an integral part of these condensed financial statements.

FIRST FIXTURES, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2014 (Unaudited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

First Fixtures, Inc. was incorporated in the State of Nevada as a for-profit Company on February 21, 2014 and established a fiscal year end of March 31. The Company is organized to sell plumbing fixtures over the internet.

Basis of presentation – Unaudited Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for financial information and with the instructions to Form 10-Q. They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the fiscal year ended March 31, 2014 included in the Company’s S-1 filed with the Securities and Exchange Commission. The unaudited financial statements should be read in conjunction with those financial statements included in the Form S-1. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three months ended June 30, 2014 are not necessarily indicative of the results that may be expected for the year ending March 31, 2015.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $7,722. As at June 30, 2014, the Company has a working capital deficit of $2,722. The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

FIRST FIXTURES, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2014 (Unaudited)

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Financial Instruments

The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short term maturities.

Basic and Diluted Loss per Common Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company. As of June 30, 2014, there were no common stock equivalents outstanding.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Stock-based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. As of June 30, 2014 the Company had not adopted a stock option plan nor had it granted any stock options. Accordingly no stock-based compensation has been recorded to date.

FIRST FIXTURES, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2014 (Unaudited)

Recent Accounting Pronouncements

In June 2014, the FASB issued ASU 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation”. The guidance eliminates the definition of a development stage entity thereby removing the incremental financial reporting requirements from U.S. GAAP for development stage entities, primarily presentation of inception to date financial information. The provisions of the amendments are effective for annual reporting periods beginning after December 15, 2014, and the interim periods therein. However, early adoption is permitted. Accordingly, the Company has adopted this standard as of June 30, 2014.

The Company does not expect the adoption of any other recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

On February 28, 2014, the Company issued 5,000,000 common shares at $0.001 per share to the sole director and President of the Company for cash proceeds of $5,000.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the three months ended June 30, 2014, the Company received cash advances from its CEO of $4,000. The amounts due to the related party are unsecured and non- interest-bearing with no set terms of repayment.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through August 29, 2014, which is the date the financial statements were available to be issued.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Results of Operations

For the period from February 21, 2014 (inception) through March 31, 2014, The Company has not implemented its plan of operation therefore we had no revenue. Expenses for that same period totaled $1,822 consisting primarily of office and general expense, resulting in a net loss of $1,822.

For the three month period ended June 30, 2014, the Company had $Nil revenues, Office and general expense of $5,900 resulting in a net loss of $5,900.

Capital Resources and Liquidity

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

As of March 31, 2014, we had $5000 in cash. As of June 30, 2014 we had $3,100 in cash, $5,822 in current liabilities as compared to $1,822 in liabilities as of March 31, 2014. As of the date of this registration statement, the current funds available to the Company will not be sufficient to fund the expenses related to this offering, continue maintaining a reporting status. The Company’s sole officer and director, Mr. Povall has indicated that he may be willing to provide a maximum of $25,000, required to fund the offering expenses and maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract or written agreement in place. Other than as described herein, the Company has no other plans, arrangements or commitments to raise funds outside of this offering.

In the offering scenarios presented in the Section titled “Use of Proceeds” the Company feels that it may be unable to fully launch its planned business activities for the next twelve months unless 100% of the shares are sold. The Company requires that 25% of the shares offered must be sold which is a minimum of $25,000 of gross offering proceeds, to implement its business plan. See Plan of Operations – page 21. If the Company sells 25% of the shares offered, the Company intends to scale back its planned Inventory purchase and travel expenses to $4,000 and $1,000 respectively, eliminating the logo development expense and reducing the website development expense to $6,000 and minimize online advertising and search engine optimization expenses to $3,000 and $2,200 respectively and reducing our administrative expense to $1,550 (see Use of Proceeds, Page 16).

If the Company sells 50% of the shares offered, the Company intends to scale back its planned inventory purchase and travel expenses to $11,350 and $5,000 respectively, reducing the logo development expense to $5,000 and reducing the website development expense to $6,000. Furthermore, the Company will minimize online advertising and search engine optimization expenses to $7,000 and $3,600 respectively and reducing our administrative expense to $4,800 (see Use of Proceeds, Page 16).

If the Company sells 75% of the shares offered, the Company intends to scale back its planned Inventory purchase and travel expenses to $20,900 and $7,500 respectively, increasing the logo development expense to $10,000 and increasing the website development expense to $8,000, Furthermore, the Company will reduce online advertising and search engine optimization expenses to $10,000 and $4,800 respectively and reducing our administrative expense to $4,800 (see Use of Proceeds, Page 16).

In the event that 100% of the shares are sold, for the next twelve months the Company believes it will have sufficient funds to fully launch its planned business activities. Following the second phase of our Plan of Operations, the Company believes it will generate sales. We expect that revenue will be generated within 360 days following the closing of this offering. Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our Plan of Operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

We do not foresee the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

Off-balance sheet arrangements

Other than the above described situation, the company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)

Colin Povall	44	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held his offices/positions since inception of our company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Mr Povall has been the owner of his own plumbing company since February 2000 until the present date. He has been running his Company, H20 Technologies CC Trading as Plumbing Unlimited, successfully and has extensive knowledge of bathroom fixtures.

The Company feels that Mr. Povall’s entrepreneurship and his experience in plumbing products sales, services and marketing make him the best choice for the president of the Company.

Director Independence

Our board of directors is currently composed of one member, Colin Povall, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Conflicts of Interest

At the present time, the company does not foresee any direct conflict between Mr. Povall’s’ other business interests and his involvement in FIRST FIXTURES, INC..

EXECUTIVE COMPENSATION

FIRST FIXTURES, INC. has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception through March 31, 2014.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

COLIN POVALL President	2014	0	0	0	0	0	0	0	0

We did not pay any salaries in 2014. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of March 31, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

COLIN POVALL	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of the Company has not adopted a stock option plan. The company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. FIRST FIXTURES, INC. may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (February 21, 2014) through March 31, 2014.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

COLIN POVALL	0	0	0	0	0	0	0

At this time, FIRST FIXTURES, INC. has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address Beneficial Owner [1]	Amount and Nature of Beneficial Owner	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	COLIN POVALL McKenzie Street 31 Eastend, Bloemfontein, South Africa 9301 [2]	5,000,000	100%	66.67%	73%	80%	88.89%

	All Officers and Directors as a Group (1 person)	5,000,000	100%	66.67%	73%	80%	88.89%

[1]
The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Povall is the only “promoter” of our company.

[2]
Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group and includes shares that could be obtained by the named individual within the next 60 days

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue to control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 28, 2014, we issued a total of 5,000,000 shares of common stock to Mr. Colin Povall, our sole officer and director, for total cash consideration of $5,000. The Company considered these securities as “Founders” shares. Mr. Colin Povall purchased his shares at par value being $0.001 per share, considerably lower than the $0.04 cents per share in this offering. This offer and sale was made pursuant to the exemption from registration afforded by Rule 903(b)(3) of the Regulation S, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where offering restrictions were implemented.

Mr. Povall he has not been a promoter at anytime in the past 5 years and he is receiving no compensation for the sale of shares under offering.  There are no assets acquired or to be acquired by the Company from Mr. Povall.

Our sole officer and director provides office space at no charge to the Company.

Item 12A. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the company, are as follows:

Legal and Accounting	$5,500
SEC Filing Fee	$12.80
Printing	$240
Transfer Agent	$1,500
TOTAL	$7,252.80

Item 14. Indemnification of Directors and Officers.

Our bylaws do not contain a provision entitling any director or executive officer to indemnification against its liability under the Securities Act. The Nevada Revised Statutes allow a company to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the Registrant. A determination may be made by the stockholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees, and agents of the Registrant may be indemnified against any cost, loss, or expense arising out of any liability under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

FIRST FIXTURES, INC. is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001. The company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

Since inception, the Company has sold the following securities, which were not registered under the Securities Act of 1933, as amended:

February 28, 2014

We have issued 5,000,000 shares of common stock to Colin Povall, our sole officer and director, for total consideration of $10000, or $0.001 per share.  The offer and sale was made pursuant to the exemption from registration afforded by Rule 903(b)(3) of the Regulation S, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where offering restrictions were implemented.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

Item 16. Exhibits

Exhibit No.	Document Description
3(i)	Articles of Incorporation
3(ii)	By-laws
5	Opinion re: legality
10.4	Subscription Agreement
23.1	Consent of Certified Public Accountants
23.2	Consent of Counsel

Description of Exhibits

Exhibit 3(i)
Articles of Incorporation of FIRST FIXTURES, INC.

Exhibit 3(ii)
Bylaws of FIRST FIXTURES, INC.

Exhibit 5
Opinion of Befumo & Schaeffer, PLLC dated July 14, 2014 regarding the legality of the securities being registered as previously filed with the SEC July 16, 2014.

Exhibit 10.4
Subscription Agreement.

Exhibit 23(i)
Consent of Sadler, Gibb & Associates LLC, dated November 11, 2014, regarding the use in this Registration Statement of their report dated June 3, 2014, related to the financial statements of FIRST FIXTURES, INC. for the period ended March 31, 2014.

Exhibit 23(ii)
Consent of counsel, Befumo & Schaeffer, PLLC (counsel’s consent is located in the legal opinion filed as Exhibit 5 to this registration statement) as previously filed with the SEC July 16, 2014.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

(a)	include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(c)	include any additional or changed material information on the plan of distribution.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.
That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary Prospectus or Prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii) any free writing Prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii) the portion of any other free writing Prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv) any other communication that is an offer in the offering made by us to the purchaser.

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of, Bloemfontein, South Africa on this  12 th day of November, 2014.

FIRST FIXTURES, INC.

Date: November 12, 2014	By:	/s/ Colin Povall
Colin Povall
President and Director Principal Executive Officer Principal Financial Officer Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Date: November 12, 2014	By:	/s/ Colin Povall
Colin Povall
President and Director Principal Executive Officer Principal Financial Officer Principal Accounting Officer